                                                                  Exhibit 99(a)




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 11-K

             [X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1997

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         Commission file number 1-6959


                                ---------------


                      MITCHELL ENERGY & DEVELOPMENT CORP.
                            THRIFT AND SAVINGS PLAN


                                ---------------


                      MITCHELL ENERGY & DEVELOPMENT CORP.
            (Name of issuer of securities held pursuant to the Plan)

                P. O. Box 4000, The Woodlands, Texas 77387-4000
           (Address of Plan and principal executive office of issuer)

          Mitchell Energy & Development Corp. Thrift and Savings Plan
                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                                  Page
                                                                                  ----
      Report of Independent Public Accountants ................................... 2

      Statement of Net Assets Available for Plan Benefits with Fund Information
        January 31, 1997..... .................................................... 3
        January 31, 1996..... .................................................... 4

      Statement of Changes in Net Assets Available for
        Plan Benefits with Fund Information for the Year Ended
          January 31, 1997... .................................................... 5
          January 31, 1996... .................................................... 6

      Notes to Financial Statements--January 31, 1997 and 1996 ................... 7

      Schedule I--Schedule of Assets Held for
          Investment Purposes at January 31, 1997......... .......................10

      Schedule II--Schedule of Reportable Transactions
          for the Year Ended January 31, 1997............. .......................11

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Administrative Committee of the Mitchell
 Energy & Development Corp. Thrift and Savings Plan:


      We have audited the accompanying statements of net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan as of January 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of Mitchell Energy & Development Corp.'s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan at January 31, 1997 and 1996, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of January 31, 1997 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.





Houston, Texas
April 25, 1997

          Mitchell Energy & Development Corp. Thrift and Savings Plan STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1997




                                                                                      Mutual Funds
                                                           Merrill      -----------------------------------------------------------
                                              MEDC          Lynch                          Davis                          John
                                             Common       Retirement                        New                          Hancock
                                              Stock       Preservation      AIM            York         Franklin        Emerging
                                              Fund            Trust         Value         Venture        Income          Growth
                                           ------------   ------------   ------------   ------------   ------------   ------------
Assets
Investments (at current values)
   MEDC Common Stock
     Class A ............................  $ 10,590,796   $       --     $       --     $       --     $       --     $       --
     Class B ............................    10,431,616           --             --             --             --             --

   Merrill Lynch Retirement
     Preservation Trust .................          --       51,963,637           --             --             --             --

   Mutual funds .........................          --             --        5,230,020      5,171,304      1,229,982      2,755,250

   Participants' loans...................          --             --             --             --             --             --
                                           ------------   ------------   ------------   ------------   ------------   ------------
                                             21,022,412     51,963,637      5,230,020      5,171,304      1,229,982      2,755,250
Other ...................................         2,460        178,208          1,108            675            203            369
                                           ------------   ------------   ------------   ------------   ------------   ------------
Net assets available for plan benefits...  $ 21,024,872   $ 52,141,845   $  5,231,128   $  5,171,979   $  1,230,185   $  2,755,619
                                           ============   ============   ============   ============   ============   ============


                                                                           Mutual Funds
                                           ----------------------------------------------------------------------------------
                                             Merrill                       Merrill       Merrill      Oppenheimer
                                              Lynch         Merrill         Lynch         Lynch       Main Street      Tem-
                                              Basic          Lynch       Equity Index     Global       Income and      pleton
                                              Value         Capital        Trust I       Allocation      Growth        Foreign
                                           ------------   ------------   ------------   ------------   ------------   ------------
Assets
Investments (at current values)
   MEDC Common Stock
     Class A ............................  $       --     $       --             --     $       --     $       --     $       --
     Class B ............................          --             --             --             --             --             --

   Merrill Lynch Retirement
     Preservation Trust .................          --             --             --             --             --             --

   Mutual funds .........................    10,979,510     10,569,529        640,492      3,192,550      6,097,082      2,268,405

   Participants' loans...................          --             --             --             --             --             --
                                           ------------   ------------   ------------   ------------   ------------   ------------
                                             10,979,510     10,569,529        640,492      3,192,550      6,097,082      2,268,405
Other ...................................         1,419          1,610            111            542            886            350
                                           ------------   ------------   ------------   ------------   ------------   ------------
Net assets available for plan benefits...  $ 10,980,929   $ 10,571,139        640,603   $  3,193,092   $  6,097,968   $  2,268,755
                                           ============   ============   ============   ============   ============   ============


                                             Loan
                                             Fund            Total
                                          ------------   ------------
Assets
Investments (at current values)
   MEDC Common Stock
     Class A ............................  $       --     $  10,590,796
     Class B ............................          --        10,431,616

   Merrill Lynch Retirement
     Preservation Trust .................          --        51,963,637

   Mutual funds .........................          --        48,134,124

   Participants' loans...................     5,796,126       5,796,126
                                           ------------   -------------
                                              5,796,126     126,916,299
Other ...................................          --           187,941
                                           ------------   -------------
Net assets available for plan benefits...  $  5,796,126   $ 127,104,240
                                           ============   =============


-------------------------------------

The accompanying notes are an integral part of this statement.

          Mitchell Energy & Development Corp. Thrift and Savings Plan STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1996




                                                                                                 Mutual Funds
                                                              Merrill     ---------------------------------------------------------
                                               MEDC            Lynch                        Davis                         John
                                              Common        Retirement                       New                         Hancock
                                               Stock        Preservation      AIM           York         Franklin        Emerging
                                               Fund            Trust         Value         Venture        Income          Growth
                                            ------------   ------------   ------------   ------------   ------------   ------------
Investments (at current values)
   MEDC Common Stock
     Class A ............................   $ 10,877,506   $       --     $       --     $       --     $       --     $       --
     Class B ............................     11,417,656           --             --             --             --             --

   Merrill Lynch Retirement
     Preservation Trust .................           --       47,076,818           --             --             --             --

   Mutual funds .........................           --             --        4,542,418      2,964,141        843,910      1,114,208

   Participants' loans...................           --             --             --             --             --             --
                                            ------------   ------------   ------------   ------------   ------------   ------------
                                              22,295,162     47,076,818      4,542,418      2,964,141        843,910      1,114,208
Other ...................................         37,174        156,166            765            411           --              738
                                            ------------   ------------   ------------   ------------   ------------   ------------

Net assets available for plan benefits...   $ 22,332,336   $ 47,232,984   $  4,543,183   $  2,964,552   $    843,910   $  1,114,946
                                            ============   ============   ============   ============   ============   ============

                                                                                        Mutual Funds
                                               -----------------------------------------------------------------------
                                                 Merrill                       Merrill      Oppenheimer
                                                  Lynch         Merrill         Lynch       Main Street      Tem-
                                                  Basic          Lynch          Global       Income and      pleton
                                                  Value         Capital       Allocation       Growth        Foreign
                                               ------------   ------------   ------------   ------------   ------------
Investments (at current values)
   MEDC Common Stock
     Class A ............................      $       --     $       --     $       --     $       --     $       --
     Class B ............................              --             --             --             --             --

   Merrill Lynch Retirement
     Preservation Trust .................              --             --             --             --             --

   Mutual funds .........................         8,627,609      9,924,639      2,320,195      3,705,045      1,612,221

   Participants' loans...................              --             --             --             --             --
                                               ------------   ------------   ------------   ------------   ------------
                                                  8,627,609      9,924,639      2,320,195      3,705,045      1,612,221
Other ...................................             5,831          6,111          4,280            765           --
                                               ------------   ------------   ------------   ------------   ------------

Net assets available for plan benefits...      $  8,633,440   $  9,930,750   $  2,324,475   $  3,705,810   $  1,612,221
                                               ============   ============   ============   ============   ============

                                               Loan
                                               Fund           Total
                                            ------------   ------------
Investments (at current values)
   MEDC Common Stock
     Class A ............................   $       --     $ 10,877,506
     Class B ............................           --       11,417,656

   Merrill Lynch Retirement
     Preservation Trust .................           --       47,076,818

   Mutual funds .........................           --       35,654,386

   Participants' loans...................      5,397,061      5,397,061
                                            ------------   ------------
                                               5,397,061    110,423,427
Other ...................................           --          212,241
                                            ------------   ------------

Net assets available for plan benefits...   $  5,397,061   $110,635,668
                                            ============   ============


--------------------------------------
The accompanying notes are an integral part of this statement.

          Mitchell Energy & Development Corp. Thrift and Savings Plan STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND
               INFORMATION FOR THE YEAR ENDED JANUARY 31, 1997



                                                                                               Mutual Funds
                                                            Merrill      -------------------------------------------------
                                             MEDC            Lynch                           Davis
                                            Common        Retirement                          New
                                             Stock        Preservation        AIM             York             Franklin
                                             Fund            Trust            Value           Venture           Income
                                         -------------    -------------    -------------    -------------    -------------
Earnings on investments
   Interest income ...................   $        --      $   3,049,188    $        --      $        --      $        --
   Mutual fund distributions .........            --               --            250,174          213,037           90,795
   Cash dividends ....................         538,939             --               --               --               --
   Realized and unrealized
     appreciation of investments .....       4,992,262             --            575,071          821,114           22,461

Contributions
   Members ...........................         585,269        1,765,286          289,431          173,229           56,545
   Company ...........................         451,817        1,245,497          215,783          131,556           39,483

Participants' loans
   New loans made ....................        (434,542)      (1,609,586)        (132,756)         (84,440)         (27,014)
   Principal payments received .......         382,468        1,211,235           85,878           68,373           20,769
   Loan administration fees...........          (1,053)          (4,603)            (264)            (241)             (50)

Distributions to
   withdrawing members ...............      (1,355,002)      (3,561,507)        (118,633)        (161,849)         (42,116)

Transfers from (to) MND Hospitality,
   Inc. Thrift and Savings Plan ......             516           (9,276)            --               --               --

Interfund transfers...................      (6,468,138)       2,822,627         (476,739)       1,046,648          225,402
                                         -------------    -------------    -------------    -------------    -------------

Increase (decrease) in net assets ....      (1,307,464)       4,908,861          687,945        2,207,427          386,275

Net assets available for plan
   benefits, beginning of year .......      22,332,336       47,232,984        4,543,183        2,964,552          843,910
                                         -------------    -------------    -------------    -------------    -------------

Net assets available for plan
   benefits, end of year .............   $  21,024,872    $  52,141,845    $   5,231,128    $   5,171,979    $   1,230,185
                                         =============    =============    =============    =============    =============

                                                     Mutual Funds
                                         ----------------------------------------------------------------------------------------
                                              John           Merrill                          Merrill            Merrill
                                            Hancock           Lynch           Merrill           Lynch             Lynch
                                             Emerging         Basic            Lynch         Equity Index         Global
                                             Growth            Value           Capital          Trust I         Allocation
                                           -------------    -------------    -------------    -------------    -------------
Earnings on investments
   Interest income ...................     $        --      $        --      $        --      $        --      $        --
   Mutual fund distributions .........            51,460          684,767        1,031,159               66          298,234
   Cash dividends ....................              --               --               --               --               --
   Realized and unrealized
     appreciation of investments .....           236,149        1,015,693          215,842           53,944          107,487

Contributions
   Members ...........................            96,410          349,289          378,127            9,771          144,149
   Company ...........................            71,899          276,478          313,715            8,857          105,578

Participants' loans
   New loans made ....................           (33,987)        (259,699)        (287,683)            --            (69,994)
   Principal payments received .......            37,478          157,464          216,789            8,253           62,480
   Loan administration fees...........              (159)            (501)            (640)            --               (170)

Distributions to
   withdrawing members ...............           (20,576)        (377,897)        (545,375)             (11)         (53,294)

Transfers from (to) MND Hospitality,
   Inc. Thrift and Savings Plan ......              --               --                630             --               --

Interfund transfers...................         1,201,999          501,895         (682,175)         559,723          274,147
                                           -------------    -------------    -------------    -------------    -------------

Increase (decrease) in net assets ....         1,640,673        2,347,489          640,389          640,603          868,617

Net assets available for plan
   benefits, beginning of year .......         1,114,946        8,633,440        9,930,750             --          2,324,475
                                           -------------    -------------    -------------    -------------    -------------
Net assets available for plan
   benefits, end of year .............     $   2,755,619    $  10,980,929    $  10,571,139          640,603    $   3,193,092
                                           =============    =============    =============    =============    =============


                                               Mutual Funds
                                         ------------------------------
                                          Oppenheimer
                                          Main Street          Tem-
                                           Income and         pleton          Loan
                                           Growth            Foreign          Fund             Total
                                         -------------    -------------    -------------    -------------
Earnings on investments
   Interest income ...................   $        --      $        --        $   536,445    $   3,585,633
   Mutual fund distributions .........         406,051           94,467             --          3,120,210
   Cash dividends ....................            --               --               --            538,939
   Realized and unrealized
     appreciation of investments .....         484,665          205,628             --          8,730,316

Contributions
   Members ...........................         238,004           93,872             --          4,179,382
   Company ...........................         172,721           68,259             --          3,101,643

Participants' loans
   New loans made ....................        (111,084)         (52,855)       3,103,640             --
   Principal payments received .......          84,935           43,751       (2,379,873)            --
   Loan administration fees...........            (311)            (204)            --             (8,196)

Distributions to
   withdrawing members ...............        (176,408)         (33,855)        (324,702)      (6,771,225)

Transfers from (to) MND Hospitality,
   Inc. Thrift and Savings Plan ......            --               --               --             (8,130)

Interfund transfers...................       1,293,585          237,471         (536,445)            --
                                         -------------    -------------    -------------    -------------

Increase (decrease) in net assets ....       2,392,158          656,534          399,065       16,468,572

Net assets available for plan
   benefits, beginning of year .......       3,705,810        1,612,221        5,397,061      110,635,668
                                         -------------    -------------    -------------    -------------

Net assets available for plan
   benefits, end of year .............   $   6,097,968    $   2,268,755    $   5,796,126    $ 127,104,240
                                         =============    =============    =============    =============


--------------------------------------
The accompanying notes are an integral part of this statement.

          Mitchell Energy & Development Corp. Thrift and Savings Plan STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND
                INFORMATION FOR THE YEAR ENDED JANUARY 31, 1996



                                                                                   Mutual Funds
                                                            Merrill      -------------------------------
                                             MEDC            Lynch                           Davis
                                            Common        Retirement                          New
                                             Stock        Preservation        AIM             York
                                             Fund            Trust           Value           Venture
                                        -------------    -------------    -------------    -------------
Earnings on investments
   Interest income ..................   $       2,316    $   2,952,205    $        --      $        --
   Mutual fund distributions ........            --               --            247,660          185,449
   Cash dividends ...................         666,079             --               --               --
   Realized and unrealized
     appreciation of investments ....       1,968,016             --            591,891          471,739

Contributions
   Members ..........................         766,565        2,133,481          257,764          152,380
   Company ..........................         636,831        1,470,936          153,679           86,693

Participants' loans
   New loans made ...................        (471,960)      (1,370,313)         (46,842)         (34,447)
   Principal payments received ......         385,944        1,114,048           55,701           46,636
   Loan administration fees .........          (1,145)          (3,721)            (127)             (82)

Distributions to
   withdrawing members ..............      (1,780,506)      (7,189,140)        (199,729)        (167,989)

Transfers to MND Hospitality, Inc. ..
   Thrift and Savings Plan ..........         (42,553)         (68,887)         (13,677)          (7,360)

Interfund transfers..................      (2,730,395)         851,252        1,138,958          789,025
                                        -------------    -------------    -------------    -------------

Increase (decrease) in net assets....        (600,808)        (110,139)       2,185,278        1,522,044

Net assets available for plan
   benefits, beginning of year ......      22,933,144       47,343,123        2,357,905        1,442,508
                                        -------------    -------------    -------------    -------------

Net assets available for plan
   benefits, end of year ............   $  22,332,336    $  47,232,984    $   4,543,183    $   2,964,552
                                        =============    =============    =============    =============

                                                            Mutual Funds
                                        ----------------------------------------------------------------
                                                            John            Merrill
                                                           Hancock           Lynch           Merrill
                                          Franklin         Emerging          Basic            Lynch
                                           Income           Growth           Value           Capital
                                        -------------    -------------    -------------    -------------
Earnings on investments
   Interest income ..................   $        --      $        --      $        --      $        --
   Mutual fund distributions ........          71,335              110          382,489          992,805
   Cash dividends ...................            --               --               --               --
   Realized and unrealized
     appreciation of investments ....          92,664          157,971        1,968,161        1,475,928

Contributions
   Members ..........................          51,727           45,799          388,142          444,315
   Company ..........................          32,425           28,118          269,365          301,226

Participants' loans
   New loans made ...................          (3,828)          (5,687)        (187,821)        (260,417)
   Principal payments received ......          23,057           10,626          169,219          205,028
   Loan administration fees .........             (19)             (17)            (383)            (458)

Distributions to
   withdrawing members ..............         (32,465)         (25,099)      (1,192,290)        (871,535)

Transfers to MND Hospitality, Inc. ..
   Thrift and Savings Plan ..........          (5,619)            --            (15,069)         (15,371)

Interfund transfers..................        (132,701)         582,886          (33,572)         (28,889)
                                        -------------    -------------    -------------    -------------

Increase (decrease) in net assets....          96,576          794,707        1,748,241        2,242,632

Net assets available for plan
   benefits, beginning of year ......         747,334          320,239        6,885,199        7,688,118
                                        -------------    -------------    -------------    -------------

Net assets available for plan
   benefits, end of year ............   $     843,910    $   1,114,946    $   8,633,440    $   9,930,750
                                        =============    =============    =============    =============

                                                        Mutual Funds
                                       ------------------------------------------------
                                          Merrill         Oppenheimer
                                           Lynch           Main Street        Tem-
                                          Global           Income and        pleton           Loan
                                         Allocation          Growth          Foreign          Fund              Total
                                        -------------    -------------    -------------    -------------    -------------
Earnings on investments
   Interest income ..................   $        --      $        --      $        --      $     473,777    $   3,428,298
   Mutual fund distributions ........         196,016           48,760           95,143             --          2,219,767
   Cash dividends ...................            --               --               --               --            666,079
   Realized and unrealized
     appreciation of investments ....         300,064          700,739          122,164             --          7,849,337

Contributions
   Members ..........................         162,393          224,053          130,817             --          4,757,436
   Company ..........................         115,497          128,116           62,781             --          3,285,667

Participants' loans
   New loans made ...................         (54,013)         (46,077)         (30,198)       2,511,603             --
   Principal payments received ......          65,621           49,860           25,570       (2,151,310)            --
   Loan administration fees .........             (74)            (115)             (59)            --             (6,200)

Distributions to
   withdrawing members ..............        (100,521)         (80,625)         (71,552)        (444,675)     (12,156,126)

Transfers to MND Hospitality, Inc.
   Thrift and Savings Plan ..........         (14,398)          (5,266)          (6,575)          (6,054)        (200,829)

Interfund transfers..................        (356,861)         390,902            3,172         (473,777)            --
                                        -------------    -------------    -------------    -------------    -------------
Increase (decrease) in net assets....         313,724        1,410,347          331,263          (90,436)       9,843,429

Net assets available for plan
   benefits, beginning of year ......       2,010,751        2,295,463        1,280,958        5,487,497      100,792,239
                                        -------------    -------------    -------------    -------------    -------------
Net assets available for plan
   benefits, end of year ............   $   2,324,475    $   3,705,810    $   1,612,221    $   5,397,061    $ 110,635,668
                                        =============    =============    =============    =============    =============

-------------------------------

The accompanying notes are an integral part of this statement.

          Mitchell Energy & Development Corp. Thrift and Savings Plan
                         NOTES TO FINANCIAL STATEMENTS
                           JANUARY 31, 1997 AND 1996



    (1)  SUMMARY OF THE PLAN

         GENERAL

      The Mitchell Energy & Development Corp. Thrift and Savings Plan (the
    Plan) was adopted by Mitchell Energy & Development Corp. (MEDC) and certain of its subsidiaries (collectively the Company) to encourage their employees to provide additional security for their retirement. Full-time employees of the Company are eligible to become members of the Plan on the first of the month following their completion of a one-month eligibility period. Other employees are eligible to become members after completing one year of participation service as defined in the Plan's provisions. Members should refer to the Plan document for a complete description of the Plan's provisions.

      ADMINISTRATION

      The Plan is administered by an administrative committee appointed by MEDC's Board of Directors. The committee has broad responsibilities regarding the supervision and administration of the Plan. Members of the administrative committee receive no compensation from the Plan for their services. Except for loan processing fees charged to members who have more than one loan outstanding, administrative expenses have been paid by the Company. Should the Company choose not to pay such expenses in the future, however, they would be paid by the Plan and charged to the members' accounts.

      TRUSTEE

      Plan investments are held by Merrill Lynch Trust Company of Somerset, New Jersey (Trustee), as trustee of the Plan. The Trustee receives contributions, makes payments to members in accordance with the terms of the Plan and has investment management authority where investment discretion is placed with the Trustee.

      BASIS OF ACCOUNTING

      The records of the Plan are maintained on the accrual basis of accounting for financial reporting purposes. Purchases and sales of securities are recorded on a trade-date basis. For financial statement purposes, Plan investments other than the Merrill Lynch Retirement Preservation Trust and participant loans are carried at market values which are determined based upon published market quotations supplied by the Trustee. The Merrill Lynch Retirement Preservation Trust, which is a common collective trust, is valued at a unit value of $1 per unit while participant loans are valued at their principal amounts which approximate market.

      USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from those estimates.

      CONTRIBUTIONS AND INVESTMENT OPTIONS

      Members may elect, with certain limitations, to reduce their compensation by instructing the Company to contribute from 1% to 14% of their base salary to the Plan on a pretax basis. Amounts so deferred, as limited by applicable Federal income tax regulations, are not included in a member's adjusted gross income for Federal income tax purposes in the year the income is deferred and contributed to the Plan. Members may also make after-tax contributions to the Plan. After-tax contributions are included in the member's adjusted gross income for Federal income tax purposes in the year the income is earned and contributed to the Plan. The total of a member's pretax and after-tax contributions may not exceed 14% of base salary.

      The Company makes contributions to the Plan of an amount equal to 100% of a member's contributions, up to 6% of base salary.

      Each participant's account is credited with his or her contributions and the applicable matching contributions and an allocation of the Plan's earnings. Allocations of earnings are based on the proportion that each participant's account balance bears to the total of all participant account balances.

      Members may direct the Trustee to invest their contributions in one or more of the investment funds listed below. The investment objectives of the various funds are as follows:

            Fund                                       Investment Objective(s)
            ----                                       -----------------------
      MEDC Common Stock Fund                   Invest in Class A and Class B Common
                                               Stock of MEDC.

      Merrill Lynch Retirement                 Income, invests in U.S. Government
        Preservation Trust                     Agency securities, bank and insurance
                                               company guaranteed investment contracts
                                               and money market instruments.  Effective
                                               yields approximated 6.4% and 6.5% for the
                                               years ended January 31, 1997 and 1996.
                                               Investments are recorded at contract
                                               values, which approximate market values.

       Mutual Funds
          AIM Value Fund                       Capital appreciation, invests primarily
                                               in equity securities.

          Davis New York                       Capital appreciation, invests in equity
            Venture Fund, Inc.                 and convertible securities.

          Franklin Income Fund                 Income, invests in equity and
                                               debt securities and cash
                                               equivalents.

          John Hancock Emerging                Capital appreciation, invests in equity
              Growth Fund                      securities of rapidly
                                               growing small and medium
                                               sized companies.

          Merrill Lynch Basic                  Capital appreciation, invests
              Value Fund, Inc.                 primarily in equity securities.

          Merrill Lynch                        Income and capital appreciation, invests
              Capital Fund, Inc.               in equity, debt and convertible securities.

          Merrill Lynch Equity                 Capital appreciation, invests primarily in
              Index Trust I Fund               equity securities.

          Merrill Lynch Global                 Income and capital appreciation,
              Allocation Fund, Inc.            invests in United States and foreign
                                               equity, debt and money market securities.

          Oppenheimer Main Street              Income and capital appreciation, invests in
          Income and Growth Fund               equity and debt securities.

          Templeton                            Capital appreciataion and
          Foreign Fund                         debt securities of companies
                                               outside the United States.

      VESTING

      A member becomes vested in the Company's matching contributions upon completing five years of vesting service. A year of vesting service is defined as the performance of 1,000 hours of service in a Plan year.

      FORFEITURES

      When a member who has not yet vested terminates employment, the value of his/her share of Company contributions is forfeited and used to reduce future Company contributions. During the Plan years ended January 31, 1997 and 1996, forfeitures of $44,366 and $95,041 occurred, and forfeitures of $91,335 and $91,361 were used to reduce the Company's contributions. At January 31, 1997, an additional $16,486 was available to reduce the Company's future contributions. For members reemployed before completing a break in service, as defined by the Plan, Company contributions are reinstated upon the member's reinvestment of applicable amounts in the Plan.

      DISTRIBUTIONS, WITHDRAWALS AND LOANS

      A withdrawing member is entitled to receive the value of his/her contributions and, upon retirement, death, permanent disability or termination after having completed five years of vesting service, is also entitled to receive 100% of the value of applicable Company contributions.

      Distributions of member account balances invested in the MEDC Common Stock Fund are made in kind with fractional shares paid in cash. Distributions from all other investment funds are paid in cash. Members may request that distributions from the MEDC Common Stock Fund be in cash (rather than stock), subject to procedures established by the administrative committee.

      Withdrawals of members' pretax contributions are limited by Section 1.401(k)-1 of the Internal Revenue Code to instances of a member's death, retirement, disability, separation from service, attainment of age 59-1/2 or conditions of severe hardship. One withdrawal may be made during a twelve-month period. Fund balances arising from a member's rollover of balances from other plans may be withdrawn at any time.

      Members are eligible to borrow up to the lesser of 50% of the vested value of their total Plan investments or $50,000. Such loans are evidenced by promissory notes, which are secured by the member's account and bear interest at a quoted prime rate plus two percent. Participant loans are reported as assets of the Loan Fund and payments received, including interest, are transferred to the investment funds based on members' current contribution elections. Account balances pledged to secure loans may not be withdrawn from the Plan.

      TERMINATION

      The Plan may be terminated, amended or modified by MEDC's Board of Directors at its option. If the Plan is terminated, and after all expenses are paid, any unallocated contributions, forfeitures, income and expenses will be allocated among the members' accounts. All members would then be fully vested and would be entitled to receive all of their then-existing account balances.

(2)   FEDERAL INCOME TAX STATUS

      The Plan is designed to operate as a non-tax-paying entity, and income taxes have not been provided in its financial statements. The Plan obtained its latest determination letter on December 29, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). Although the Plan has been amended since receiving the determination letter, the administrative committee believes that it continues to operate in compliance with the applicable requirements of the Code.

                                                                     SCHEDULE I

          Mitchell Energy & Development Corp. Thrift and Savings Plan
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT JANUARY 31, 1997




                                                                                            Current
                     Identity of Issue/Description                            Cost           Value
------------------------------------------------------------------------   ------------   ------------
Mitchell Energy & Development Corp. (a)
     Class A Common Stock (450,672 shares)..............................   $  7,879,178   $ 10,590,796
     Class B Common Stock (461,066 shares)..............................      7,991,756     10,431,616
                                                                           ------------   ------------
                                                                             15,870,934     21,022,412
                                                                           ------------   ------------

Merrill Lynch Retirement Preservation Trust (a)(b)(c)...................     51,963,637     51,963,637
                                                                           ------------   ------------

Mutual Funds
     AIM Value Fund (173,755 units).....................................      4,454,407      5,230,020
     Davis New York Venture Fund, Inc. (278,177 units)..................      4,171,313      5,171,304
     Franklin Income Fund (516,799 units)...............................      1,181,919      1,229,982
     John Hancock Emerging Growth Fund (64,031 units)...................      2,432,220      2,755,250
     Merrill Lynch Basic Value Fund, Inc. (337,520 units)...............      8,159,177     10,979,510
     Merrill Lynch Capital Fund, Inc. (332,689 units)...................      9,251,046     10,569,529
     Merrill Lynch Equity Index Trust I Fund (12,264 units) ............        587,127        640,492
     Merrill Lynch Global Allocation Fund, Inc. (215,567 units).........      2,987,922      3,192,550
     Oppenheimer Main Street Income and Growth Fund (200,694 units).....      5,229,953      6,097,082
     Templeton Foreign Fund (216,039 units).............................      2,082,666      2,268,405
                                                                           ------------   ------------
                                                                             40,537,750     48,134,124
                                                                           ------------   ------------

Participants' loans, at interest rates ranging from 10.25% to 10.5%.....           --        5,796,126
                                                                           ------------   ------------
                                                                           $108,372,321   $126,916,299
                                                                           ============   ============





--------------------------------------------------
(a) Party-in-interest to the Plan.
(b) Unit value of $1.00.
(c) The average yield for this trust was approximately
             6.4% for the year ended January 31, 1997.

                                                                    SCHEDULE II

          Mitchell Energy & Development Corp. Thrift and Savings Plan
                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED JANUARY 31, 1997




                                                       Purchases                              Sales
                                             -----------------------    -----------------------------------------------------
                                              Number         Total       Number        Total         Total Cost
                                             of Trans-     Purchase     of Trans-     Selling         of Assets       Net
 Identity of Party Involved/Description      actions       Price (a)    actions      Price (a)        Sold (b)        Gain
------------------------------------------   --------- -------------    ----------   ------------  -------------   ----------
Mitchell Energy & Development Corp. .
     Class A Common Stock............            425   $  1,787,030            331   $  4,697,363   $  4,391,039   $  306,324
     Class B Common Stock............            437      2,275,295            331      5,629,974      5,251,300      378,674

Merrill Lynch Retirement
     Preservation Trust..............            733     19,408,088            464     14,521,269     14,521,269         --






------------------------------------------
(a) Purchase and selling prices were equal to current market values on the dates of the transactions and included (were net of) applicable expenses incurred in connection with the transactions.

(b) Weighted average historical cost was used to determine the cost of assets sold.

                                                                        Exhibit


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our report dated April 25, 1997, on the financial statements of the Mitchell Energy & Development Corp. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 1 (which relates to such Plan's Form 11-K for the year ended January 31, 1997) into the previously filed Form S-8 Registration Statement Nos. 33-26276, 2-86550 and 333-24335.




                                                 ARTHUR ANDERSEN LLP

Houston, Texas

June 2, 1997